UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2022
WESTERN MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35753	46-0967367
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
 9950 Woodloch Forest Drive, Suite 2800
The Woodlands, Texas 77380
(Address of principal executive office) (Zip Code)

(346) 786-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common units	WES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 11, 2022, Mr. Craig W. Collins, Senior Vice President and Co-Chief Operating Officer, will be leaving Western Midstream Holdings, LLC (“WES GP”), the general partner of Western Midstream Partners, LP (the “Partnership”). Daniel P. Holderman will continue to serve WES GP as Senior Vice President, South Operations, overseeing the Partnership’s Delaware Basin and South Texas operations. Mr. Collins’s departure is not the result of any disagreement with the Partnership regarding any matter related to its operations, policies, or practices. In connection with his departure, Mr. Collins will receive payments and benefits consistent with those described under the section titled “Executive Severance Plan” in Part II, Item 5 (Other Information) of the Partnership’s Form 10-Q for the quarterly period ended June 30, 2021. Mr. Collins has entered into a Release and Separation Agreement (“Release Agreement”) with the Partnership setting out the terms of his departure. The Release Agreement also includes a release of claims, confidentiality and other provisions customary for an agreement of this type.

Item 8.01 Other Events

Effective October 3, 2022, Michael S. Forsyth was appointed as Senior Vice President, North Operations of WES GP, with responsibility for overseeing the Partnership’s operations in the Rockies—including the DJ Basin.

Prior to his new role, Mr. Forsyth, age 56, served as Vice President, Engineering for Western Midstream Operating, LP, a consolidated subsidiary of the Partnership, and its subsidiaries, beginning in November 2019. Previously, Mr. Forsyth served as General Manager, Midstream Asset Planning with Anadarko Petroleum Corporation (“Anadarko”), beginning in February 2018, and as General Manager, Infrastructure Planning with Anadarko, beginning in April 2017. Mr. Forsyth has over 30 years of experience in the energy industry, and after joining Anadarko in 2005, he served in various roles of increasing responsibility throughout Anadarko’s midstream engineering organization. Prior to joining Anadarko, Mr. Forsyth served in engineering and project management roles at various construction and engineering firms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN MIDSTREAM PARTNERS, LP

		By:	Western Midstream Holdings, LLC, its general partner

Dated:	October 5, 2022	By:	/s/ Kristen S. Shults
Kristen S. Shults Senior Vice President and Chief Financial Officer